SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 7, 2002

Alliant Techsystems Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10582	41-16726904
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5050 Lincoln Drive, Edina, Minnesota	55436-1097
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(952) 351-3000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On May 7, 2002, the Board of Directors of Alliant Techsystems Inc. (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of Common Stock, par value $0.01 per share (the “Common Shares”), of the Company outstanding at the close of business on May 28, 2002 (the “Record Date”), pursuant to the terms of a Rights Agreement, dated as of May 7, 2002 (the “Rights Agreement”), by and between the Company and LaSalle Bank National Association, as rights agent.  The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights.  The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which is incorporated herein by this reference.  A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Businesses Acquired:  None

(b)           Pro Forma Financial Information:  None

(c)           Exhibits:

Exhibit
Number	Exhibit
4.1

Rights Agreement, dated as of May 7, 2002, by and between the Company and LaSalle Bank National Association, as rights agent (incorporated by reference to the Company’s Registration Statement on Form 8-A filed on May 14, 2002)

99.1	Press release, dated May 8, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Ann D. Davidson
Name: Ann D. Davidson
Title: Vice President and General Counsel

Date:       May 14, 2002

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1

Rights Agreement, dated as of May 7, 2002, by and between the Company and LaSalle Bank National Association, as rights agent (incorporated by reference to the Company’s Registration Statement on Form 8-A filed on May 14, 2002)

99.1	Press release, dated May 8, 2002